SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

         Filed by the Registrant |X|
         Filed by a Party other than the Registrant
         Check the appropriate box:
         |X| Preliminary Proxy Statement
         | | Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
         | | Definitive Proxy Statement o Definitive Additional
             Materials
         | | Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.
             240.14a-12

Atchison Casting Corporation
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X|   No fee required.
         | |   Fee computed on table below per Exchange Act Rules 14a-6(I)(4)
               and 0-11.

         (1) Title of each class of securities to which transaction applies:
         _______________________________________________________________________
         (2) Aggregate number of securities to which transaction applies:
         _______________________________________________________________________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction:
         _______________________________________________________________________
         (5) Total fee paid:
         _______________________________________________________________________

         | | Fee paid previously with preliminary materials.
         | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         _______________________________________________________________________
         (2) Form, Schedule or Registration Statement No.:
         _______________________________________________________________________
         (3) Filing Party:
         _______________________________________________________________________
         (4) Date Filed:
         _______________________________________________________________________

                                     [LOGO]
                          ATCHISON CASTING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held June 29, 2001

         Notice is hereby given that the Annual Meeting of Stockholders of Atchison Casting Corporation (the "Company") will be held at the offices of the Company, 400 South Fourth Street, Atchison, Kansas, on the 29th day of June, 2001, at 11 a.m. (Central Time) for the following purposes:

          1. To elect two Class I Directors to serve for a term of three years.

          2. To ratify the adoption of a Shareholder Rights Plan and the Rights Agreement dated as of March 28, 2000 between the Company and American Stock Transfer & Trust Company, as amended.

          3. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on May 18, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. If you own stock in Atchison Casting Corporation as of that date, you are cordially invited to attend the meeting.

         Your vote is important. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and promptly return it in the envelope provided. No postage is necessary if mailed in the United States. If you attend the meeting, we will be glad to return your proxy so that you may vote in person.

                  PLEASE RETURN YOUR PROXY - THANKS!

                                        By Order of the Board of Directors,
                                        HUGH H. AIKEN
                                        Chairman of the Board and
                                        Chief Executive Officer
Atchison, Kansas
May 25, 2001

                          ATCHISON CASTING CORPORATION
                             400 South Fourth Street
                           Atchison, Kansas 66002-0188
                                 (913) 367-2121

                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Stockholders
                            to be held June 29, 2001

                               GENERAL INFORMATION


         This proxy statement is being furnished to you on or about May 25, 2001, in connection with the solicitation of proxies by the Board of Directors of Atchison Casting Corporation, a Kansas corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Company's offices, 400 South Fourth Street, Atchison, Kansas, at 11:00 a.m. (Central Time) on Friday, June 29, 2001. Atchison will use the proxies it receives to: (i) elect two Class I directors, (ii) to ratify the adoption of a Shareholder Rights Plan and Rights Agreement, as amended, and (iii) to transact other business properly coming before the Annual Meeting. In order to provide every stockholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting and to be able to transact business at the meeting, proxies are being solicited by the Company's Board of Directors. Upon execution and return of the enclosed proxy, the shares represented by it will be voted by the persons designated therein as proxies, in accordance with the stockholder's directions. You may vote on a matter by marking the appropriate box on the proxy or, if no box is marked for a specific matter, the shares will be voted as recommended by the Board of Directors on that matter.

         You may revoke the enclosed proxy at any time before it is voted by (i) notifying the Secretary of the Company in writing before the Annual Meeting,
(ii) exercising a proxy of a later date and delivering such later proxy to the Secretary of the Company prior to the Annual Meeting or (iii) attending the Annual Meeting and voting in person. Unless the proxy is revoked or is received in a form that renders it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

         The Company will bear the cost of solicitation of proxies, which will be principally conducted by the use of the mails; however, certain officers and employees of the Company may also solicit by telephone, telegram or personal interview. Such expense may also include ordinary charges and expenses of brokerage firms and others, for forwarding soliciting material to beneficial owners.

         On May 18, 2001, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote 7,689,347 shares of common stock, par value $.01 per share (the "Common Stock"). Each outstanding share of Common Stock entitles the record holder to one vote.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes, elected for terms of three years and until their successors are elected and qualified. At the meeting two Class I directors are to be elected. The proxies named in the accompanying proxy intend to vote for the election of Hugh H. Aiken and David D. Colburn. In the event Mr. Aiken or Mr. Colburn should become unavailable for election, which is not anticipated, the proxies will be voted for such substitute nominee as may be nominated by the Board of Directors. The two nominees for election as Class I directors who receive the greatest number of votes cast for election of the directors at the meeting, a quorum being present, shall be elected directors of the Company. Abstentions, broker nonvotes and instructions on the accompanying proxy card to withhold authority to vote for a nominee will result in the nominee receiving fewer votes.

Information Concerning Nominees

         The following table sets forth information with respect to the nominees to the Board of Directors.

Class I - Term Expiring 2000
                                 Principal Occupation and
Name              Age           Five-Year Employment History
----              ---           ----------------------------

Hugh H. Aiken      57    Chairman of the Board, President, Chief Executive
                         Officer and Director since June 1991.

David D. Colburn   42    Director since January 2000.  Since 1989, Mr. Colburn
                         has been a private investor and the manager of various investment partnerships. Mr. Colburn currently serves as director of Ayr, Inc. and Hajoca Corporation.
                         Mr. Colburn is a member of the Audit Committee of the Board of Directors.

Information Concerning Directors Continuing in Office

         The following table sets forth information with respect to the directors who are continuing in office for the respective periods and until their successors are elected and qualified.


CLASS II - TERM EXPIRING 2001
                                 Principal Occupation and
Name              Age           Five-Year Employment History
----              ---           ----------------------------

David L. Belluck  39      Director since June 1991.  Since 1989, Mr. Belluck
                          has been a Vice President of Riverside Partners, Inc., an investment firm located in Boston, Massachusetts. Mr. Belluck is a member of the Compensation Committee and the Audit Committee of the Company's Board of Directors.

CLASS III - TERM EXPIRING 2002
                                 Principal Occupation and
Name              Age           Five-Year Employment History
----              ---           ----------------------------

Stuart Z. Uram     66    Director since August 1997.  Since January 1997,
                         Dr. Uram has been a Senior Consultant to Carpenter
                         Technology Inc., of Reading, Pennsylvania. Dr. Uram served as the President of Certech, Inc., from 1970 to 1997, a producer of ceramic cores for the investment casting industry as well as injection molded ceramics for a variety of industries. Dr. Uram founded Certech, Inc. in 1970 and sold the company to Carpenter
                         Technology Inc. in 1995. Dr. Uram holds a Doctor of
                         Science, Master of Science and Bachelor of Science degree from Massachusetts Institute of Technology in Metallurgy. Dr. Uram is a member of the Compensation
                         Committee of the Company's Board of Directors.

Ray H. Witt       72     Director since August 1993.  Mr. Witt served as
                         Chairman of the Board and majority owner of CMI
                         International, Inc., from 1957 to 1999, which operated eight foundries in North America. Mr. Witt founded CMI
                         International in 1957 and sold the company to Hayes
                         Lammerz International, Inc. in 1999. Mr. Witt was
                         President of the American Foundryman's Society from
                         1992 to 1993. Mr. Witt currently serves as a director
                         Hayes Lammerz International, Inc. Mr. Witt is a member of the Audit Committee of the Company's Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

         The standing committees of the Board of Directors are an Audit Committee and a Compensation Committee.

         The Audit Committee consists of Messrs. Belluck, Colburn and Witt. The Audit Committee serves as an independent and objective party to monitor the Company's financial reporting process and internal control system; reviews and appraises the audit efforts of the Company's independent auditors and internal auditors; and provides an open avenue of communication among the independent auditors, financial and senior management, the internal auditors and the Board of Directors. Each member of the Audit Committee is independent, as defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange.

        The Compensation Committee consists of Mr. Belluck and Dr. Uram. The Compensation Committee annually reviews and makes recommendations to the Board of Directors regarding compensation arrangements with the executive officers of the Company and reviews and approves the procedures for administering employee benefit plans of all types.

         During the 2000 fiscal year, the Board of Directors met 6 times, the Audit Committee met 1 time and the Compensation Committee met 1 time. All Directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served, except for Mr. Belluck who attended 67% of the Board of Directors meetings and 100% of the Compensation

Committee meetings. Mr. Belluck was not a member of the Audit Committee during the 2000 fiscal year.


                             AUDIT COMMITTEE REPORT

         On May 17, 2000, the Board of Directors of the Company adopted a written Audit Committee Charter. A copy of the Company's current Audit Committee Charter is attached to this Proxy Statement as Appendix A.

         The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61"). In addition, the Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("ISB Standard No. 1"). The Audit Committee has reviewed the materials received from the independent auditors and has met with representatives of Deloitte & Touche LLP to discuss the auditor's independence. The Audit Committee has considered whether the non-audit services provided by Deloitte & Touche LLP to the Company is compatible with the auditor's independence.

         Based on the Audit Committee's review of the above items and the discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements (as restated) of the Company be included in its amended Annual Report on Form 10-K/A for the fiscal year ended June 30, 2000 for filing with the Commission.

         This report is submitted by the members of the Audit Committee.

         David D. Colburn
         David L. Belluck
         Ray H. Witt

AUDIT FEES

         The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual consolidated financial statements (including the restatement) for the fiscal year ended June 30, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $610,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended June 30, 2000.

ALL OTHER FEES

         The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended June 30, 2000 were $725,000.

COMPENSATION OF DIRECTORS

         Non-employee directors receive a fixed fee of $8,000 each year and $4,000 for each quarterly meeting of the Board of Directors attended, all or part of which may be paid in cash or Common Stock at their election. In addition, the Company reimburses directors for expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. Upon their initial election, each non-employee director is granted an option to purchase 10,000 shares of Common Stock at an exercise price per share equal to its fair market value on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended June 30, 2000, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Board's Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors of the Company is responsible for reviewing and approving policies, practices and procedures relating to executive compensation and the establishment and administration of employee benefit plans. The overall goal of the Compensation Committee is to attract and retain strong management and to base incentive compensation on both individual performance and the overall Company success. The key elements of the Company's executive compensation package are base salary, annual bonuses, and long-term incentives. Each of those elements are discussed below.

         The Company's executive officers are compensated with base salary and annual bonuses, as well as incentive stock options, restricted subsidiary stock and by the Company's normal fringe benefits.

         The base salary of each executive officer, other than the chief executive officer ("CEO"), is determined by a subjective process of negotiation and evaluation of performance involving the officer, the CEO and the Compensation Committee. The base salary of the CEO was originally determined by negotiation between the CEO and the major stockholders of the Company in February 1991, resulting in a five-year employment contract between the Company and the CEO. At the time of the Company's initial public offering of its Common Stock (October 1993), this employment contract was extended by two years, changing its expiration date from June 1996 to June 1998. The Employment Contract with the CEO has been further amended to provide for the annual renewal of a three year term, although either party may terminate the agreement with six month's notice. The CEO's employment contract allows for annual increases. As of July 1, 2000 Mr. Aiken's base salary was $289,000.

         The annual bonus for executive officers for fiscal 2000 was based on the return on net assets employed or "ROA" on a quarterly and annual basis. The annual bonus for executive officers for fiscal 1999 and 1998 was based on annual earnings before interest, taxes and amortization of intangibles, or "EBITA." Targets are set by the Board of Directors for the fiscal year ROA (fiscal 2000) and EBITA (fiscal 1999 and 1998) of each executive's subsidiary or operating group. In the case of the CEO and the chief financial officer, the targets were based on consolidated earnings for the entire Company. The amount of bonus which was to be earned if ROA (fiscal 2000) or EBITA (fiscal 1999 and 1998) reached 100% of target was also set by the Board (or by contract in the case of the CEO), and was 100% of base salary for the CEO and 25% to 40% of base salary for other corporate officers. For fiscal 2000, the bonus was calculated based on quarterly and annual targets. For fiscal 1999 and 1998, the bonus was calculated based on annual targets. If all of the targets are reached, the officer receives 100% of his bonus. For any percentage of actual ROA (fiscal 2000) or EBITA (fiscal 1999 and 1998) above the target, the amount of the calculated bonus at 100% of the target is increased by the same percentage. A minimum level of ROA (fiscal 2000) or EBITA (fiscal 1999 and 1998) is also set, below which no bonus is paid. At ROA (fiscal 2000) or EBITA (fiscal 1999 and 1998) above the minimum threshold the bonus is pro-rated based on the relation of actual ROA (fiscal
2000) or EBITA (fiscal 1999 and 1998) to the target and the minimum threshold. During fiscal 2000, bonuses to executive officers ranged from 0% to 47% of the amount of their bonus set by the Board.

         The Compensation Committee may raise or lower a bonus at its discretion, based on an individual's overall performance.

         Incentive stock options are granted by the Company to eligible employees under the Company's 1993 Incentive Stock Plan. The number of options granted is determined by the Compensation Committee after considering subjective criteria such as the employee's performance, the employee's value to the Company and the use of options at other companies.

         Restricted stock of subsidiaries of the Company for up to 10% of the capital stock of some subsidiaries is made available to key managers of such subsidiaries, and vests in equal annual installments over five years from the date of awarding such stock. To participate in this plan, a manager must purchase stock in the subsidiary.

         This report has been issued over the names of each member of the Compensation Committee, David L. Belluck and Stuart Z. Uram.

                             EXECUTIVE COMPENSATION

         The table below sets forth information concerning the annual and long-term compensation paid to the Chief Executive Officer and the four other most highly paid executive officers whose compensation exceeded $100,000 during the last fiscal year.

                           Summary Compensation Table


                                                                                          Long Term
                                                  Annual Compensation                   Compensation
                                                  --------------------                     Awards
                                                                                           ------
                                                                                         Securities
                                                                                         Underlying
          Name and                                                                        Options/            All Other
     Principal Position           Year          Salary($)       Bonus($)                   SARs(#)         Compensation($)
     ------------------           ----          ---------       --------                   -------         ---------------

Hugh H. Aiken.............        2000          $ 271,088       $ 32,288                   20,000              $ 7,688 (1)
 Chairman of the                  1999          $ 246,000       None                       20,000              $ 5,327
 Board, President and             1998          $ 212,629       $ 174,500                  20,000              $ 6,833
 Chief Executive
 Officer

Thomas K. Armstrong (2)...        2000          $ 180,000       None                       15,000              $ 8,438 (1)
 Chief Operating Officer -        1999          $ 50,540        None                       35,000              None
 North America

David Fletcher............        2000          $ 175,168 (3)   $ 17,407                    None               $ 56,097 (4)
  Vice President                  1999          $ 173,338       None                        3,000              $ 43,475
                                  1998          $ 180,495       $ 279,321                   None               $ 17,722

John R. Kujawa............        2000          $ 150,000       $ 28,336                    4,000              $ 7,688 (1)
  Vice President                  1999          $ 150,000       $ 42,018                    6,000              $ 7,100
                                  1998          $ 135,420       $ 33,126                    None               $ 7,675

James Stott...............        2000          $ 135,408       None                        None               $ 6,094 (1)
  Vice President                  1999          $ 121,658       None                        None               $ 1,641
                                  1998          $ 132,804       None                        None               $250,000
-----------------------

          (1) Consists solely of Company contributions to the Company's 401(k) savings plan for the benefit of the executive.

          (2) Mr. Armstrong became Chief Operating Officer - North America of the Company in March, 1999.

          (3) Mr. Fletcher's compensation has been converted from British pounds to U.S. dollars at the exchange rate available at the close of business on June 30, 2000.

          (4) Consists of benefits of an auto, private medical insurance and pension costs for the benefit of the executive.




                      Option/SAR Grants in Last Fiscal Year
                                                                                                      Potential Realizable Value
                                                                                                        At Assumed Annual Rates
                                                                                                      of Stock Price Appreciation
                                                        Individual Grants                                   for Option Term
                                   ---------------------------------------------------------------   -----------------------------
                                    Number of          % of Total
                                    Securities        Options/SARs
                                    Underlying         Granted to        Exercise or
                                   Options/SARs       Employees in          Base         Expiration
Name                              Granted(#)(1)        Fiscal Year      Price ($/Sh)        Date          5%($)         10%($)
----                              -------------        -----------      ------------        -----         -----         ------
Hugh H. Aiken.............               20,000           30.1%             $ 10.375       6/30/09    $ 130,496      $ 330,702
Thomas K. Armstrong.......               15,000           22.6%             $ 10.375       6/30/09    $   97,872     $ 248,026
David Fletcher............                 None
John R. Kujawa............                4,000            6.0%             $  8.875       9/13/09    $   22,326     $  56,578
James Stott...............                 None

          (1) All options are rights to buy Common Stock of the Company. The options granted are subject to a three-year vesting schedule commencing one year from the date of the grant, with one-third of the grant vesting on each of the three anniversaries from the grant date.



                                                            Aggregated Option/SAR Exercises in Last
                                                           Fiscal Year and FY-End Option/SAR Values

                                                       Number of                              Value of
                                                       Securities                            Unexercised
                                                       Underlying                           In-the-Money
                                                      Unexercised                          Options/SARs at
                                                    Options/SARs at                           FY-End($)
                                                       FY-End(#)                      Exercisable/Unexercisable
Name                                           Exercisable/Unexercisable              -------------------------
----                                           -------------------------

Hugh H. Aiken......................                  80,000/40,000                              $0/0

Thomas K. Armstrong................                  11,667/38,333                              $0/0

David Fletcher.....................                   1,000/2,000                               $0/0

John R. Kujawa.....................                   11,333/8,667                              $0/0

James Stott........................                     15,000/0                                $0/0


EMPLOYMENT CONTRACTS

         The Company has entered into an employment agreement with Mr. Aiken that has a rolling three year term. As of June 30, 2000, the minimum annual compensation payable to Mr. Aiken pursuant to this agreement was $289,000. At the discretion of the Board of Directors, the minimum annual compensation may be increased during the term of this agreement. This agreement provides for a severance payment in the amount of one year of base salary in the event of his death or disability and up to three years of base salary in the event he is terminated other than for cause, disability or death. This agreement also prohibits Mr. Aiken from competing with the Company for a period of two years following the termination of his employment with the Company. Mr. Aiken's employment contract has been extended until June 30, 2003, subject to termination on 6 months' notice.

         As part of the Share Exchange Agreement between the Company, Atchison Casting UK Ltd. ("ACUK"), David Fletcher and other minority shareholders of Sheffield, on April 6, 1998 ACUK assumed Sheffield's obligations under an employment agreement with Mr. Fletcher originally executed October 31, 1988. This agreement can be terminated: (i) upon 12 months notice by Sheffield or upon 6 months notice by Mr. Fletcher; or (ii) immediately upon a "serious" or material breach of the employment agreement. The agreement provides for minimum annual compensation payable to Mr. Fletcher of 110,000 pounds, which may be increased at the discretion of the board of directors of Sheffield.

PENSION BENEFITS

         The Company maintains a qualified defined benefit pension plan, the Salaried Employees Retirement Plan of Atchison Casting Corporation (the "Retirement Plan"), of which Mr. Aiken and Mr. Kujawa are participants. The estimated annual benefits payable under the Retirement Plan payable upon retirement at various years of credited service and at different levels of remuneration are as follows:


Remuneration                                               Years of Credited Service at Retirement
------------                              --------------------------------------------------------------------
                                              15             20             25             30              35
                                              --             --             --             --              --

$ 50,000                                  $16,654       $17,248         $17,842        $18,435         $19,029
  75,000                                   26,654        27,873          29,092         30,310          31,529
 100,000                                   36,654        38,498          40,342         42,185          44,029
 125,000                                   46,654        49,123          51,592         54,060          56,529
 150,000                                   56,654        59,748          62,842         65,935          69,029
 170,000(1)                                64,654        68,248          71,842         75,435          79,029

-----------------------

     (1) Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, and the Omnibus Budget Reconciliation Act of 1993 limit the amount of compensation that can be considered in computing benefits under a qualified defined benefit pension plan. For 2000, the maximum amount of compensation allowed for use in calculating an individual's pension benefits is $170,000. This limit may be raised in the future by annual cost-of-living adjustments determined by the U.S. Secretary of the Treasury.

         The remuneration covered by the Retirement Plan is the average of the highest five consecutive years during all years of service prior to eligibility to receive benefits under the Retirement Plan of total cash remuneration, including salary and bonus (both as reported in the Summary Compensation Table) paid or accrued and payable in the year following accrual. As of the end of fiscal 2000, Mr. Aiken and Mr. Kujawa each had eleven years of service credited under the Retirement Plan. Benefits shown are computed as life-only annuities beginning at age 65 and are not reduced for Social Security benefits.

         Sheffield maintains a qualified benefit pension plan for Mr. Fletcher (the "Sheffield Pension Plan"). If Mr. Fletcher remains employed with Sheffield until age 65, Mr. Fletcher will receive an annual pension benefit equal to two-thirds of his base salary over the preceding twelve months. If Mr. Fletcher leaves service or retires before age 65, the annual pension benefits payable will be reduced proportionately based on the ratio that his years of service with Sheffield from March 31, 1986 bears to 25. Had Mr. Fletcher reached age 65 this year, his annual pension benefit would have been $116,778.

                    PERFORMANCE OF THE COMPANY'S COMMON STOCK

                  The graph set forth below compares the percentage change in cumulative stockholder return of the Company's Common Stock, from June 30, 1995 to June 30, 2000 (the Company's fiscal year end), against the cumulative return of the Index for the New York Stock Exchange (U.S. Companies only) (the "NYSE Index") and an index prepared by the Center for Research in Security Prices at the University of Chicago Graduate School of Business consisting of stocks of U.S. companies traded on the New York Stock Exchange that transact business in primary metals industries (S.I.C. 3300-3399) (the "NYSE Metals Industry Index") covering the same period.


[PERFORMANCE GRAPH OMITTED]

----------------------------------------------- ------------- ------------ ------------ ------------ ------------
                                    06/30/1995    06/28/1996   06/30/1997   06/30/1998   06/30/1999   06/30/2000
                                    ----------    ----------   ----------   ----------   ----------   ----------
Atchison Casting Corporation             100.0         109.6        115.7        124.3         72.2         40.0
NYSE Index                               100.0         126.0        165.0        211.6        242.7        242.9
NYSE Metals Industry Index               100.0         105.7        141.4        137.9        155.7        131.4
---------------------------------- ------------ ------------- ------------ ------------ ------------ ------------


         Upon written request, we will provide any stockholder, without charge, a list of the component issues in either of the indexes. The graph is based on $100 invested on June 30, 1995, in the Company's Common Stock and each of the indexes, each assuming dividend reinvestment. The historical stock price performance shown on this graph is not necessarily indicative of future performance.

                              CERTAIN TRANSACTIONS

         On February 18, 2000, the Company entered into a Management Agreement with Dunton Foundries, LLC ("Dunton") for the management of Atchison Indiana, L.L.C. ("AI"), which owns the RMG Foundry in Mishawaka, Indiana. Under the terms of the Management Agreement, the Company provided certain management services to AI. David D. Colburn, a director of the Company, is the Manager of AI. Also, Mr. Colburn owns approximately 10% of the capital stock of Dunton, which owns 100% of AI. The Management Agreement called for a base management fee of $70,000 annually plus a variable fee based upon the financial performance of AI, up to a maximum variable fee of $100,000 per year. The Management Agreement was terminated by Dunton on December 4, 2000. A payment of $105,000 was paid by Dunton to the Company on the date of termination. No other management fee was paid to the Company by Dunton prior to its cancellation.

         Contemporaneously with the Management Agreement, the Company entered into an Option Agreement with Dunton, in which Dunton granted the Company an option to purchase one-half of the equity interests of AI. The Company may exercise the option at any time prior to March 6, 2003. If the Company exercises the option, the Company must pay to Dunton one-half of Dunton's net capital investment in AI (which includes any loans made by Dunton to AI) plus 15% annual interest on the average monthly balance of Dunton's net capital investment in AI.

         ACUK has granted Mr. Fletcher options to purchase 660,000 shares of Class "C" Ordinary Shares of ACUK at one pence per share. One-fifth of the options vest on each anniversary date of the Agreement contingent upon Mr. Fletcher remaining as an employee of ACUK upon each such anniversary. The options are exercisable for a 10-year period, except upon the termination of Mr. Fletcher's employment, in which case options exercisable pursuant to the option scheme must be exercised within six weeks of termination. In addition to the five-year vesting schedule described above, the options vest upon firm negotiations or a firm proposal of a public offering of the shares of Sheffield or ACUK, and become exercisable upon the completion of such public offering. The options also vest upon any sale of control (as defined) of ACUK.

         Mr. Fletcher was granted several rights related to the ACUK stock received under the Agreement. First, Mr. Fletcher was granted the right to exchange all of his Class "B" Ordinary Shares and Class "C" Ordinary Shares (whether actually owned or vested) of ACUK for Common Stock of the Company. This right can be exercised any time during the period starting five years and ending ten years from the date of the Agreement and allows Mr. Fletcher to receive Common Stock of the Company equal to 85% of the net asset value of the ACUK Class "B" Ordinary Shares and Class "C" Ordinary Shares exchanged. Second, Mr. Fletcher was granted the right to put all of his Class "B" Ordinary Shares and Class "C" Ordinary Shares at their net asset value to ACUK within six weeks of his termination of employment. Third, the Company must purchase the ACUK Class "B" Ordinary Shares and Class "C" Ordinary Shares held by Mr. Fletcher at their net asset value or procure an offer for an equivalent exchange in the event an offer is received for the purchase of all of the shares of the Company.

         For a discussion of certain other transactions, see "Election of Directors -- Compensation Committee Interlocks and Insider Participation," "Compensation Committee Report on Executive Compensation" and "Executive Compensation -- Employment Contracts."

                                  PROPOSAL TWO

                     RATIFICATION OF SHAREHOLDER RIGHTS PLAN

         At the Annual Meeting, stockholders of the Company are being asked to ratify the Company's Shareholder Rights Plan (the "Rights Plan") the terms and conditions of which are set forth in the Rights Agreement dated as of March 28, 2000, as amended (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company (the "Rights Agent").

RATIFICATION BY STOCKHOLDERS

         By resolutions passed on March 21, 2000, the Board of Directors of the Company adopted the Rights Plan and the Rights Plan became effective, subject to ratification of the stockholders, on March 28, 2000.

         Under the provisions of the Rights Agreement, the Rights (as defined below) and the Rights Agreement will terminate and be void and of no further force and effect if the Rights Agreement is not ratified by the stockholders of the Company. In order for the Rights Plan and Rights Agreement to be ratified, no more than fifty percent (50%) of the holders of Common Stock of the Company outstanding and entitled to vote at the meeting may cast votes against ratification. Abstentions and broker nonvotes will be counted as "shares present" for purposes of determining whether a quorum exists and will not be counted as a vote "for" or "against" this proposal.

         The text of the resolution to ratify the Rights Agreement is set forth below:

          "RESOLVED, that the Rights Agreement, dated as of March 28, 2000, between Atchison Casting Corporation and American Stock Transfer & Trust Company, as Rights Agent, as may be amended pursuant to its terms, be and the same hereby is ratified, confirmed and approved."

RECOMMENDATION OF THE BOARD OF DIRECTORS

         In adopting the Rights Plan, the Board of Directors considered the appropriateness of establishing a shareholder rights plan and concluded, for the reasons discussed below, that it was in the best interests of the Company to adopt the Rights Plan. ACCORDINGLY, THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE RIGHTS AGREEMENT.

PURPOSES AND BACKGROUND OF THE RIGHTS PLAN

         The Company's Board of Directors adopted the Rights Plan and the Rights Agreement to protect the Company's stockholders against abusive takeover tactics, to ensure that each stockholder would be treated fairly in the event of an unsolicited offer to acquire the Company and to obtain fair value for the Company in the event of a sale.

         The primary objective of the Board of Directors in adopting the Rights Agreement was, and continues to be, the preservation and maximization of the Company's value for all stockholders. The Rights Agreement is intended in part to discourage creeping acquisitions of control whereby an acquirer may accumulate a controlling block of stock in the open market without paying a control premium, attempt to unfairly pressure stockholders, potentially squeeze them out of their investment without any real choice and deprive them of the full value of their stock. Small stockholders are particularly vulnerable to creeping acquisitions and partial or two-tiered tender offers. The Board of Directors believes that the Rights Agreement is a significant deterrent against such activities. The Rights Agreement is also designed to assist the Company in obtaining the best price and other terms if a transaction should occur.

         The Board of Directors believes that there is substantial empirical evidence that the Rights Agreement will position the Board of Directors to achieve the best results for all stockholders in the event there is a bid for the Company. In fact, a 1997 study of 319 merger and acquisition transactions completed between 1992 and 1996, by Georgeson & Company, Inc., found the following:

          * premiums paid to acquire companies with stockholder rights agreements averaged eight percentage points higher than premiums paid for companies without such plans;

          * the presence of stockholder rights agreements contributed an estimated additional $13 billion in stockholder value in the merger and acquisition transactions studied, and stockholders of acquired companies without stockholder rights agreements sacrificed an estimated $14.5 billion in potential premiums;

          * the presence of a stockholder rights agreement did not increase the likelihood of the withdrawal of a friendly bid nor the defeat of a hostile bid; and

          * stockholder rights agreements did not reduce the likelihood of a company becoming a takeover target (in fact, companies with stockholder rights agreements had a slightly higher takeover rate than companies without plans).

         The Rights Agreement is not designed or intended to prevent an unsolicited, non-abusive offer to acquire the Company at a fair price. The Company believes that potential acquirers will be encouraged by the Rights Agreement to negotiate directly with the Board of Directors, which the Company believes is in the best position to negotiate on behalf of all stockholders. The Rights Agreement does not affect any potential takeover proposal that the Board of Directors may determine, in the exercise of its fiduciary duties, adequately reflects the value of the Company and is in the best interests of the Company's stockholders. NEITHER AT THE TIME OF ADOPTION OF THE RIGHTS PLAN NOR AT THE DATE OF THIS PROXY STATEMENT WAS THE BOARD OF DIRECTORS AWARE OF ANY SPECIFIC TAKEOVER BID FOR THE COMMON STOCK THAT HAS BEEN MADE OR IS CONTEMPLATED.

         It was not the intention of the Board of Directors in adopting the Rights Plan to secure the continuance in office of the existing members of the Board of Directors or to avoid an acquisition of control of the Company in a transaction that is fair and in the best interests of the Company's stockholders. The rights of stockholders under existing law to seek a change in the management of the Company or to influence or promote action of management in a particular manner will not be affected by the Rights Plan.

         The actions of the Board of Directors are subject to fiduciary duties that are imposed by law on all directors. These fiduciary duties assure that the Board of Directors will act in the best interests of the Company and all its stockholders. The Board of Directors believes that the adoption of the Rights Agreement was an appropriate exercise of its fiduciary duty.

         Rights agreements have been adopted by a large number of public companies. Many companies with rights agreements have received unsolicited offers and have redeemed their rights after their directors were satisfied that the offer, as negotiated by the company's board of director, adequately reflected the value of the company and was fair and equitable to all stockholders. Similarly, under the Company's Rights Agreement, the Board of Directors can redeem rights granted in order to facilitate an acquisition that it determines to be at a fair price and in the best interests of all stockholders. The Board of Directors believes that the only proper time to consider redemption of rights and termination of the Rights Agreement is if and when a specific offer is made to acquire the Company's Common Stock. Redemption of rights and termination of the Rights Agreement prior to that time would be premature, would remove any incentive for a potential acquiror to negotiate with the Board of Directors and would eliminate a valuable safeguard designed to ensure that all stockholders are treated fairly.

THE RIGHTS PLAN

         The following is a summary description of the terms of the Rights Plan, which is qualified in its entirety to the full text of the Rights Agreement, a copy of which has been filed as an Exhibit to the Company's Registration Statement on Form 8-A dated March 28, 2000 and its amendment, a copy of which has been filed as an Exhibit to the Company's amended Annual Report on Form 10-K/A dated April 24, 2001. Copies of the Rights Agreement, as amended, shall be made available upon request to the Company, Attn: Secretary, 400 South Fourth St., Atchison, Kansas 66002, (913) 367-2121.

         Capitalized terms used below but not defined below have the meanings ascribed to them in the Rights Agreement.

THE RIGHTS

         The Board of Directors of the Company declared a dividend of one Preferred Stock Purchase Right (a "Right") for each share of Common Stock of the Company outstanding at the close of business on March 21, 2000 (the "Record Date"), or issued thereafter and prior to the Distribution Date (as defined in the Rights Agreement).

         Each Right entitles its registered holder to purchase from the Company, after the Distribution Date (as defined below), 1/1000th of one share of Series A Participating Cumulative Preferred Stock (the "Preferred Stock") for $30.00 (the "Exercise Price"), subject to adjustment. The Rights will be evidenced by the Common Stock certificates until the "Distribution Date," which is the close of business on the earlier of (i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Distribution Date that would otherwise have occurred) after the date on which any Person (as defined in the Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person (as defined below) and (ii) the tenth business day after the first date of public announcement by the Company that such Person has become an Acquiring Person (the "Flip-in Date") or such earlier or later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Date (as defined below) that would otherwise have occurred; provided that if a tender or exchange offer referred to in clause (i) is canceled, terminated or otherwise withdrawn prior to the Distribution Date without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made.

         Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates of the Common Stock outstanding in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Certificates for the Common Stock issued after the Record Date, but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Time, shall evidence one Right and shall contain a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time). With respect to such certificates not containing the aforementioned legend, until the Distribution Date (or the earlier redemption, expiration or termination of the rights), the Right associated with the Common Stock represented by such certificate shall be evidenced by such certificate alone.

         The Rights will not be exercisable until the Business Day (as defined in the Rights Agreement) following the Distribution Date. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the date that is ninety (90) days after the date of this Annual Meeting, in the event that stockholders holding more than 50% of the issued and outstanding shares of Common Stock vote against ratification of the Rights Agreement at this Annual Meeting, (iii) the close of business on the tenth anniversary of the Rights Agreement, (iv) the date on which the Rights are redeemed as described below and
(v) upon certain mergers of the Company with another corporation pursuant to an agreement entered into prior to a Flip-in Date (in any such case, the "Expiration Time").

         The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

ACQUIRING PERSON

         An "Acquiring Person" is any Person who is the Beneficial Owner (as defined in the Rights Agreement) of 20% or more of the outstanding shares of Common Stock of the Company then outstanding, but shall not include the Company, any Subsidiary (as defined in the Rights Agreement ) of the Company, any employee stock ownership plan or employee benefit plan of the Company or any Subsidiary of the Company, or any Person holding Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of the Rights Agreement.

FLIP-IN EVENT

         In the event that prior to the Expiration Time a Flip-in Date occurs, each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price (as defined in the Rights Agreement), on the date of the public announcement by the Company of an Acquiring Person's becoming such (the "Shares Acquisition Date") that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Distribution Date (the "Exchange Ratio"). Immediately upon such action by the Board of Directors (the "Exchange Time"), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

         Whenever the Company shall become obligated under the preceding paragraph to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute shares of Preferred Stock, at a ratio of one one-thousandth (1/1000) of a share of Preferred Stock for each share of Common Stock so issuable.

FLIP-OVER EVENT

         A "Flip-over Transaction or Event" is a transaction or series of transactions in which, directly or indirectly, (i) the Company consolidates or merges or participates in a share exchange with any other Person, if at the time of such consummation transaction or at the time the Company enters an agreement with respect to such transaction, the Acquiring Person controls the Company's Board of Directors (as "control" is defined in the Rights Agreement) and either
(A) any term of or arrangement concerning the treatment of shares of capital stock in such transaction relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of Common Stock or (B) the Person with whom the transaction or series of transactions occurs is the Acquiring Person or an affiliate or associate of the Acquiring Person or (ii) the Company sells or otherwise transfers (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value), or (B) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned Subsidiaries) or to two or more such Persons which are Affiliates or Associates or otherwise acting in concert, if, at the time the Company (or any such Subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person Controls the Board of Directors of the Company.

         In the event that the Company enters into, consummates or permits to occur a Flip-over Transaction or Event, the Company shall take such action as shall be necessary to ensure, and shall not permit to occur such Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the Flip-over Entity (as defined in the Rights Agreement), for the benefit of the holders of the Rights, providing, that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Flip-over Stock (as defined in the Rights Agreement) of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of the Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, all the obligations and duties of the Company pursuant to the Rights Agreement. For purposes of the foregoing description, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates (both as defined in the Rights Agreement) counted together as a single person.

REDEMPTION OF RIGHTS

         The Board of Directors of the Company may, at its option, at any time prior to the close of business on the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $.01 per Right (the "Redemption Price"), as provided in the Rights Agreement. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

         The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

         CERTAIN BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

         The following table sets forth information as of March 31, 2001, concerning the shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock, (ii) each of the directors of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power over the shares listed.


                                                             Number of Shares   Percentage of Common
      Name of Individual or Group                          Beneficially Owned       Stock Owned
      ---------------------------                          ------------------       -----------

      Edmundson International, Inc. (1)............................   925,157            2.0%
          227 West Monroe Street, Suite 3000
          Chicago, IL  60606
      Liberty Wanger Asset Management, L.P. (2)...................    593,400            7.7%
          227 West Monroe Street, Suite 3000
          Chicago, IL  60606
      Dimensional Fund Advisors, Inc. (3).........................    701,800            9.1%
          1299 Ocean Avenue, 11th Floor
          Santa Monica, CA  90401
      Ingalls & Snyder LLC (4)....................................    543,436            7.1%
          61 Broadway
          New York, NY 10006
      Royce & Associates, Inc. (5)................................    587,900            7.6%
          1414 Avenue of the Americas
          New York, NY 10019
      Wellington Management Company, LLP (6)......................    480,000            6.2%
          75 State Street
          Boston, MA  02019
      Hugh H. Aiken (7)...........................................    456,204            5.9%
      David L. Belluck (8)........................................     30,292             *
      Ray H. Witt (9).............................................     70,442             *
      Stuart Z. Uram (10).........................................     22,973             *
      David D. Colburn (11).......................................    751,557            9.8%
      Thomas Armstrong (12).......................................     36,279             *
      David Fletcher (13).........................................      6,000             *
      John R. Kujawa (14).........................................     39,420             *
      James Stott (15)............................................     15,000             *
      All directors and executive ................................  1,491,200           18.8%
        officers as a group (11 persons) (16)

-------------------
* Less than 1% of Common Stock outstanding.

(1) Based on a Schedule 13D Amendment No. 1 dated September 29, 2000, (a) Edmundson International Inc., Consolidated Electrical Distributors, Inc., Portshire Corp., Lincolnshire Associates, Ltd. and David D. Colburn, President of Portshire Corp., share voting and dispositive power over 40,000 of shares or approximately .5% of the outstanding shares of Common Stock, (b) Employees' Retirement Plan of Consolidated Electrical Distributors, Inc. and David D. Colburn, a member of the investment committee of the Employees' Retirement Plan of Consolidated Electrical Distributors, Inc., share voting and dispositive power over 506,512 shares or approximately 6.6% of the outstanding shares of Common Stock, (c) Employees' Retirement Plan of Hajoca Corporation has sole voting and dispositive power over 169,600 shares or approximately 2.2% of the outstanding shares of Common Stock, (d) Dunton Foundries, LLC, of which David D. Colburn is the sole manager, has sole voting and dispositive power over 189,500 shares or approximately 2.5% of the outstanding shares of Common Stock, (e) David D. Colburn has sole voting and dispositive power over 15,545 shares or .2% of the outstanding shares of Common Stock, as more thoroughly described in footnote (10) below, (f) Keith W. Colburn Retirement Plan has sole voting and dispositive power over 2,000 shares of Common Stock, and (g) Keith W. Colburn Trust has sole voting and dispositive power over 2,000 shares of Common Stock. The reporting persons, although disclaiming membership in a group, have nonetheless authorized Edmundson International, Inc. to file this Amendment No. 1 to Schedule 13D as a group on behalf of each of them.
(2) Based on a Schedule 13G Amendment No. 6 dated February 14, 2001, Liberty Wanger Asset Management, L.P. ("WAM") is an investment adviser, which shares voting and dispositive powers with WAM Acquisition GP, Inc., its general partner. WAM also shares voting and dispositive powers with certain of its clients, including Liberty Acorn Investment Trust, an investment company that shares voting and dispositive powers over 420,000 shares or approximately 5.5% of the outstanding shares of Common Stock.
(3) Based on a Schedule 13G dated February 2, 2001, Dimensional Fund Advisors, Inc. ("DFA") is an investment adviser to certain investment companies and in such role possesses sole voting and dispositive powers over the shares; however, DFA disclaims beneficial ownership of such shares which are owned by certain of its advisory clients.
(4) Based on a Schedule 13G Amendment No. 7 dated February 4, 2001, Ingalls & Snyder LLC is a broker-dealer which shares voting and dispositive powers over 23,801 of such shares.
(5) Based on a Schedule 13G dated February 7, 2001, Royce & Associates, Inc. ("Royce") an investment adviser has sole voting and dispositive power over the shares. Charles M. Royce is a controlling person of Royce but disclaims beneficial ownership of the shares owned by Royce.
(6) Based on a Schedule 13G Amendment No. 3 dated February 14, 2001, Wellington Management Company, LLP ("WMC") is an investment adviser, which shares voting and dispositive powers with certain of its clients who do not beneficially own 5% of more of the outstanding shares of Common Stock.
(7) Includes 100,000 shares subject to exercisable options, 500 shares owned by each of Mr. Aiken's three children, and 28,592 shares pursuant to the Company's 401(k) Plan.
(8) Includes 10,000 shares subject to exercisable options, which Mr. Belluck received pursuant to the Atchison Casting Non-Employee Director Option Plan.
(9) Includes 35,583 shares owned by CMI Management Services, Inc. Mr. Witt is Chairman of the Board of CMI Management Services, Inc., which received 175,583 shares of Common Stock of the Company in connection with the Company's acquisition of the operating assets of CMI-Quaker Alloy, Inc. Includes 10,000 shares subject to an exercisable option received by Mr. Witt in June 1996.
(10) Includes 10,000 shares subject to exercisable options, which Mr. Uram received pursuant to the Atchison Casting Non-Employee Director Option Plan.
(11) Includes 10,000 shares subject to exercisable options, which Mr. Colburn received pursuant to the Atchison Casting Non-Employee Director Option Plan, 506,512 shares owned by Employees' Retirement Plan of Consolidated Electrical Distributors, Inc., of which Mr. Colburn is a member of the investment committee, 189,500 shares owned by Dunton Foundries, LLC, of which Mr. Colburn is the sole manager, and 40,000 shares owned by Lincolnshire Associates, Ltd., whose general partner is Portshire Corp., of which Mr. Colburn is President.
(12) Includes 28,333 shares subject to exercisable options and 390 shares pursuant to the Company's 401(k) Plan.
(13) Includes 1,000 shares subject to exercisable options.
(14) Includes 11,333 shares subject to exercisable options.
(15) Includes 13,666 shares subject to exercisable options.
(16) Includes 228,999 shares subject to exercisable options, 30,786 shares pursuant to the Company's 401(k) Plan, and 506,512 shares owned by Employees' Retirement Plan of Consolidated Electrical Distributors, Inc., 189,500 shares owned by Dunton Foundries, LLC and 40,000 shares owned by Lincolnshire Associates, Ltd., as more thoroughly described in footnote
     (11) above.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent holders were satisfied during the fiscal year ended June 30, 2000, with the exception of one late report on Form 5 by Thomas Armstrong.

OTHER BUSINESS

         As of the date of this proxy statement, management knows of no other matters to be presented at the Annual Meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The Board of Directors, on the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP as independent auditors to examine the financial statements of the Company and its subsidiaries for the fiscal year 2001. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                          PROPOSALS OF SECURITY HOLDERS

         The Company currently plans to hold the 2001 Annual Meeting in Atchison, Kansas, on or around November 16, 2001. Pursuant to the Company's By-Laws, stockholders desiring to bring business before the annual meeting must provide written notice of each matter to the Company's Secretary not less than 60 days nor more than 120 days prior to the date of the annual meeting. Such notice must contain certain information specified in the Company's By-Laws. If a stockholder desires his or her proposal to be considered for inclusion in the proxy statement for the 2001 annual meeting, it must be received by the Company's Secretary no later than June 15, 2001 and must comply with the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

                                              ATCHISON CASTING CORPORATION


                                              HUGH H. AIKEN
                                              Chairman of the Board and
                                              Chief Executive Officer
Dated: May 25, 2001
Atchison, Kansas

                                   APPENDIX A
                             AUDIT COMMITTEE CHARTER


I.   ORGANIZATION

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall consist of three or more directors, as determined by the Board of Directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

     A.   Definition of Independence

     (1) Employees. A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director could serve on the Audit Committee after three years following the termination of the relationship between the Company and the former parent or predecessor;

     (2) Business Relationship. A director (i) who is a partner, controlling stockholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the Audit Committee only if the Company's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated. "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Company,
          (2) the relationship between the director and his or her partnership status, stockholder interest or executive officer position, or (3) the direct business relationship between the director and the Company;


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

     (3) Cross Compensation Committee Link. A director who is employed as an executive of another company where any of the Company's executives serves on that company's compensation committee may not serve on the Audit Committee; and

     (4) Immediate Family. A director who is an Immediate Family member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Audit Committee until three years following of the termination of such employment relationship. "Immediate Family" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

     All members of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company's Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after their appointment to the Audit Committee, and at least one member of the Audit Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

     The members of the Audit Committee shall be elected by the Board of Directors at the annual meeting of the Board of Directors to serve a term of three years or until their successors shall be duly elected and qualified. The Board of Directors will appoint a Chair to preside at the Audit Committee meetings and schedule meetings as appropriate.

II. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors has established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster compliance with, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are as follows:

     * To serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     * To review and appraise the audit efforts of the Company's independent auditors and internal auditing department.

     * To provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

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

III.     MEETINGS

         The Audit Committee shall meet at least two times a year and at such times as requested by the Chair, or a Director or Officer of the Company, or by the Company's independent auditors. The Chair of the Audit Committee shall prepare or approve an agenda in advance of each meeting. The Chief Executive Officer, Chief Financial Officer, Director of Internal Audit, outside legal counsel, representative from independent auditors and other parties may be invited to all meetings. Non-committee members may be excused from attendance at any meeting or portion of any meeting by the Chair.

         As part of its job to foster open communication, the Audit Committee may meet at, in person or by telephone, at any time with management with, the head of the Company's internal auditing department and the independent auditors in separate sessions to discuss any matter that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or its Chair may meet or speak with the independent auditors and management at any time to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

IV.      RESPONSIBILITIES

         To fulfill its duties and responsibilities the Audit Committee shall:

REVIEW PROCEDURES

     1.   Review and reassess the adequacy of this Charter at least annually.

     2. Review the Company's audited financial statements prior to the release of year-end earnings and prior to filing the Company's Annual Report on Form 10-K or 10-KSB.

     3. Review the Company's quarterly financial results prior to the release of quarterly earnings and/or the Company's financial statement and prior to filing the Company's Quarterly Report on Form 10-Q or 10-QSB.

     4. Review, as appropriate, any other material financial information submitted to any governmental or public body, including any certification, report, opinion, or review rendered by the independent auditors.

INDEPENDENT AUDITORS

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the Company's stockholders. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement).

     6. Ensure that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

     7. Actively engage in dialogue with the independent auditors and legal counsel with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

     8. Recommend that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     9. Following each audit by the independent auditors, obtain from the independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

     10. In connection with the Company's year-end financials, discuss with financial management and the independent auditors significant issues regarding accounting principals, practices and judgments and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 61.

     11. In connection with the Company's interim financials, discuss with financial management and independent auditors any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 71. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of the quarterly review and communication.

     12. Consider and approve, if appropriate, significant changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department.

IMPROVEMENT PROCESS

     13. Meet periodically, no less than annually, with management to review the Company's major financial risk exposure and the steps management has taken to monitor and control such exposures.

PROXY STATEMENT

     14. Approve the report of the Audit Committee required by the rules of the SEC to be included in the Company's annual proxy statement.

     15. Submit to the NYSE on an annual basis, within one month of the Company's annual meeting, or upon a change of the composition of the Audit Committee, the written affirmation required by the NYSE concerning the composition and expertise of the Audit Committee members and the review and reassessment of this Charter.

     16. Oversee the publication of this Charter at least every three years in the Company's annual proxy statement in accordance with SEC regulations.

MISCELLANEOUS

     17. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies related to financial matters and any material reports or inquiries related to financial matters that are received from regulators or governmental agencies.

     18. Periodically conduct a self-assessment of the Audit Committee's performance.

     19. Advise the Board of Directors on the Company's policies and procedures regarding compliance with applicable laws and regulations related to financial matters.

     20. Submit the minutes of all meetings of the Audit Committee to, and discuss the matters discussed at each Audit Committee meeting with, the Board of Directors, as appropriate.

     21. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

                                                         Adopted May 17, 2000

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PROXY                                                                      PROXY

                          ATCHISON CASTING CORPORATION
                             400 South Fourth Street
                             Atchison, Kansas 66002

          This Proxy is Solicited on Behalf of the Board of Directors.

         The undersigned hereby appoints Kevin T. McDermed and Thomas Armstrong, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Atchison Casting Corporation the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 29, 2001, or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                      USING THE ENCLOSED PREPAID ENVELOPE.

                (Continued and to be signed on the reverse side)


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                          ATCHISON CASTING CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. | |




1.   PROPOSAL ONE:  ELECTION OF DIRECTORS --
                                            FOR       WITHHOLD
     Nominee: Hugh H. Aiken                 |_|         |_|

     Nominee: David Colburn                 |_|         |_|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES.

2.   PROPOSAL TWO:  PROPOSAL TO RATIFY THE SHAREHOLDER RIGHTS PLAN
                                                FOR        AGAINST      ABSTAIN
                                                |_|          |_|          |_|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO.

3.   In their discretion, the Proxies are      This proxy, when properly executed, will be
     authorized to vote upon such other        voted in the manner directed herein by the
     business as may properly come before      undersigned stockholder.  If no direction is
     the meeting and all matters incident      made, this proxy will  be voted FOR each of
     to the conduct of the meeting.            the nominees for Director listed in Proposal
                                               One and FOR Proposal Two.

                                               Dated:                  , 2001
                                               Signature(s) __________________________________

                                               _______________________________________________

                                               Please sign exactly as name
                                               appears at left. When shares are
                                               held by joint tenants, both
                                               should sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such. If a corporation, please
                                               sign in full corporate name by
                                               President or other authorized
                                               officer. If a partnership, please
                                               sign in partnership name by an
                                               authorized person.


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